EX-31.1 4 ex311.txt SILVER BUTTE MINING COMPANY FORM 10QSB

CERTIFICATIONS

I, Terry McConnaughey. certify that:

1.  I have reviewed this report on Form 10-QSB of Silver
Butte Mining Company.

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the Company as of, and for, the periods presented in this report.

4. The Company's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules
13a-14 and 15d-14) for the Company and have:

a)	designed such disclosure controls and procedures
to ensure that material information relating to
the Company, including its consolidated
subsidiaries, is made known to us by others
within those entities, particularly during the
period in which this report is being prepared;
b)	evaluated the effectiveness of the Company's
disclosure controls and procedures as of a date
within 90 days prior to the filing date of this
report (the "Evaluation Date"); and
c)	presented in this report our conclusions about
the effectiveness of disclosure controls and procedures based on our evaluation as of the Evaluation Dates.

5.	The Company's other certifying officers and I have
disclosed, based on our most recent evaluation, to the Company's auditors and the audit committee of the Company's board of directors (or persons performing the equivalent functions);

a)	all significant deficiencies in the design or
operations of internal controls which could
adversely affect the Company's ability to record,
process, summarize and report financial data and
have identified for the Company's auditors any
material weaknesses in internal controls; and
b)	any fraud, whether or not material, that involves
management or other employees who have a significant role in the Company's internal controls; and

6.	The Company's other certifying officers and I have
indicated in this report whether there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.


Date: April 9, 2004

By:    _/s/ Terry McConnaughey_______________
Terry McConnaughey, President and Director